EXHIBIT INDEX


                                                                    Sequentially
Exhibit                                                               Numbered
Number                         Document Description                     Page
-------                        --------------------                 ------------

    16.1 - Letter regarding change in certifying accountant - former accountant.







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                                  EXHIBIT 16.1




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February 9, 1998





Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sirs:

We have read paragraphs a, b, c and e of Item 4 included in the attached Form 8-K dated February _3, 1998, of Spaghetti Warehouse (the Registrant) filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP